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                                                                EXHIBIT 10.12(c)


                      SECOND AMENDMENT TO LEASE AGREEMENT
                                  Page 1 of 3


This Second Amendment to Lease Agreement (the "Second Amendment") is made and entered into as of August 26, 1998 by and between Preview Software, Inc., a California corporation ("Tenant"), and Limar Realty Corp. #26, a California corporation ("Landlord"), successor in interest to the South Bay/Copley Joint Venture, a California general partnership, with reference to the following facts:

                                   RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated September 5, 1997, as subsequently amended on September 19, 1997 (collectively, the "Lease") whereby Tenant is leasing from Landlord and Landlord is leasing to Tenant that certain real property located at 1601 south De Anza Blvd., Suites 100 and 180, Cupertino, California containing approximately 8,399 rentable square feet (the "Original Premises"), as such premises are more fully described in the Lease.

B. Tenant and Landlord wish to modify some of the provisions of the Lease to extend the term of the Lease and to permit Tenant to lease approximately 2,046 additional rentable square feet (Suite 111-the "Expansion Premises") so that the total area shall become approximately 10,445 rentable square feet (the "Expanded Premises") as shown in Exhibit A attached hereto.

C. Landlord and Tenant desire to modify the Lease on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained in the Lease and this Second Amendment, Landlord and Tenant hereto agree as follows:

     1.   Recitals:  Landlord and Tenant agree that the above recitals are true
          --------
          and correct.

     2.   Premises:  Commencing upon the earlier of (I) substantial completion
          --------
          of the Tenant Improvements in the Expansion Premises as reasonably determined by Landlord's building architect, or (ii) the commencement of move-in by Tenant into the Expansion Premises (the "Expanded Premises Commencement Date"), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expanded Premises containing approximately 10,445 rentable square feet upon all of the terms and conditions set forth in the Lease, as the same are amended by this Second Amendment.

     3.   Term:  The term of the Lease for the Expanded Premises shall be
          ----
          extended through August 22, 2001.

     4.   Monthly Base Rent:  Commencing on the Expanded Premises Commencement
          -----------------
          Date, the Monthly Base Rent paid by Tenant to Landlord shall be as follows:

     ---------------------------------------------------------------------------
                                                          Monthly Base Rent for
          Period (Inclusive)                                 Expanded Premises
     ---------------------------------------------------------------------------
     Expanded Premises Commencement Date through 9/14/99         $ 32,482.30
     ---------------------------------------------------------------------------
          9/15/99-9/21/00                                        $ 33,579.50
     ---------------------------------------------------------------------------
          9/22/00-8/22/01                                        $ 34,922.68
     ---------------------------------------------------------------------------


     5.   Tenant's Proportionate Share:  Commencing on the Expanded Premises
          ----------------------------
          Commencement Date, Tenant's proportionate share of Operating Expenses shall be increased from 10.37% to 12.90% (of the Cupertino Corporate Center).

     6.   Condition of the Premises:  Landlord agrees to fully build out the
          -------------------------
          Expanded Premises as open office space with new building standard carpet, paint, ceiling and ceiling lighting, and working electrical and HVAC systems. The cost of further improvements, if

                      SECOND AMENDMENT TO LEASE AGREEMENT
                                  Page 2 of 3


          requested by the Tenant, for private offices and/or conference rooms, shall be reimbursed to Landlord by the Tenant within twenty (20) days of Landlord's billing Alternatively, if Tenant so requests, the cost for such further improvements shall be paid for by the Landlord and fully amortized over the term of the Lease at 8% per annum interest, payable monthly as additional Rent.

     7.   Security Deposit: the Security Deposit shall be increased from Seventy
          ----------------
          Seven Thousand Eight Hundred Seventy-Eight and 00/100 Dollars ($77,878.00) to Ninety-Seven Thousand Two Hundred Twelve and 00/100 Dollars ($97,212.00), with such increased amount to be payable to Landlord upon Tenant's execution of this Second Amendment.

     8.   First Right to Negotiate: From the Expanded Premises Commencement Date
          ------------------------
          until August 21, 2001, Tenant shall have the First Right to Negotiate on Suite 131, (containing approximately 1,910 rentable square feet) at 1601 De Anza Blvd., Cupertino, California (the "Offered Space"). When Landlord decides to market the Offered Space, Landlord will so notify Tenant, specifying rental rate, terms and conditions. If Tenant wishes to lease the Offered Space, Tenant shall so notify Landlord in writing within five (5) business days after the date of such notice and diligently proceed with negotiations on the Offered Space. If the negotiations do not result in Tenant and Landlord executing a letter of intent for the Offered Space within ten (10) days of Tenant's notice to Landlord or if Tenant and Landlord do not execute a lease for the Offered Space within twenty (20) days of Tenant's notice to Landlord, Tenant's First Right to Negotiate on the Offered Space shall terminate and no longer be of any force or effect.

     9.   Effect of Amendment:  Except as modified herein, the terms and
          -------------------
          conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

     10.  Definitions:  Unless otherwise defined in this Second Amendment, all
          -----------
          terms not defined in this Second Amendment shall have the meaning set forth in the Lease.

     11.  Authority:  Subject to the provisions of the Lease, this Second
          ---------
          Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

IN WITNESS WHEREROF, the parties hereto have executed this Second Amendment as of the first date set forth hereinabove.

TENANT:                                    LANDLORD:

Preview Software, Inc.,                    Limar Realty Corp. #26,
a California corporation                   a California corporation

By: /s/ Edward Wholihan                    By: /s/ Theodore H. Kruttschnitt
    -------------------                        ----------------------------

Name: Edward Wholihan                      Name: Theodore H. Kruttschnitt
      -----------------                          --------------------------

Title: CFO                                 Title: President
       ----------------                           -------------------------

Date: 9/22/98                              Date: 9/25/98
      -----------------                          --------------------------
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                                   Exhibit A

                                   [Diagram]